Exhibit 10.101
Amended and Restated Schedule I
Performance Condition (ELC PSU Grant)

Performance Period 1: Fiscal Years [ ] ([ ] through [ ])
Performance Period 2: Fiscal Year [ ] ([ ] through [ ])
A number of PSUs equal to a percentage of the Target Number of PSUs set forth on the Certificate of Grant will become Earned PSUs on the Determination Date with respect to each Performance Period based on the level of achievement of actual Adjusted Revenue Growth, actual Adjusted Operating Income Growth, and to the extent applicable, actual Relative TSR Percentile, during the relevant Performance Period as set forth in the tables below with [ ]% of the Target Number of PSUs for each Performance Period to be determined by achievement of actual Adjusted Revenue Growth during such Performance Period and [ ]% to be determined by achievement of actual Adjusted Operating Income Growth for each Performance Period subject, in the case of the determination with respect to Performance Period 1 to the TSR Multiplier as described below.
•[ ]% of the Target Number of PSUs will be earned based on the level of achievement of actual Adjusted Revenue Growth and actual Adjusted Operating Income Growth related to Performance Period 1 with a Relative TSR Multiplier based on the actual Relative TSR Percentile related to Performance Period 1.
•[ ]% of the Target Number of PSUs will be earned based on the level of achievement of actual Adjusted Revenue Growth and actual Adjusted Operating Income Growth related to Performance Period 2. The actual levels of achievement relating to Performance Period 2 will be measured for Aramark excluding Aramark Uniform Services.

Achievement of actual Adjusted Revenue Growth, actual Adjusted Operating Income growth and/or actual Relative TSR Percentile in between the performance levels set forth in the tables below will be pro-rated based on linear interpolation. The total number of Earned PSUs hereunder, if any, will be the sum of: (a) product of (x) the TSR Multiplier, (y) the sum of (i) the applicable percentage of the Target Number of PSUs earned related to Performance Period 1 based on actual Adjusted Revenue Growth for such performance period and (ii) the applicable percentage of the Target Number of PSUs earned related to Performance Period 1 based on actual Adjusted Operating Income Growth for such performance period and (z) [ ], and (b) the product of (x) the sum of the (i) the applicable percentage of the Target Number of PSUs earned related to Performance Period 2 based on actual Adjusted Revenue Growth for such performance period and (ii) the applicable percentage of the Target Number of PSUs earned related to Performance Period 2 based on actual Adjusted Operating Income Growth for such performance period and (y) [ ], as set forth on the tables below:

Compound Annual Target - Adjusted Revenue Growth:
Performance Period 1

Actual Annual Adjusted Revenue Growth Performance Level Related to Performance Period 1	Percentage of [ ]% of Target Number of PSUs Earned (Adjusted Revenue Component)
less than [ ]%	0%
[ ]%	50%
[ ]%	100%
[ ]% or greater	200%

Performance Period 2

Actual Annual Adjusted Revenue Growth Performance Level Related to Performance Period 2	Percentage of [ ]% of Target Number of PSUs Earned (Adjusted Revenue Component)
less than [ ]%	0%
[ ]%	50%
[ ]%	100%
[ ]% or greater	200%

Compound Annual Target - Adjusted Operating Income Growth:

Performance Period 1

Actual Annual Adjusted Operating Income Growth Performance Level Related To Performance Period 1	Percentage of [ ]% of Target Number of PSUs Earned (Adjusted Operating Income Component)
less than [ ]%	0%
[ ]%	50%
[ ]%	100%
[ ]% or greater	200%

Performance Period 2

Actual Annual Adjusted Operating Income Growth Performance Level Related To Performance Period 2	Percentage of [ ]% of Target Number of PSUs Earned (Adjusted Operating Income Component)
less than [ ]%	0%
[ ]%	50%
[ ]%	100%
[ ]% or greater	200%

TSR Multiplier to be applied to achievement from Performance Period 1:

Relative TSR Percentile	TSR Multiplier
[ ]th Percentile or Above	125%
[ ]th – [ ]th Percentile	100%
[ ]th Percentile or below	75%

“Adjusted Operating Income” means operating income adjusted to eliminate: (a) the change in amortization of acquisition-related intangible assets; (b) the impact of the change in fair value related to certain gasoline and diesel agreements; (c) severance and other charges; (d) the effect of material acquisitions and divestitures; (e) merger and integration related charges related to material acquisitions; and (f) other items impacting comparability.

“Adjusted Operating Income Growth” means operating income growth adjusted to eliminate: (a) the change in amortization of acquisition-related intangible assets; (b) the impact of the change in fair value related to certain gasoline and diesel agreements; (c) severance and other charges; (d) the effect of material acquisitions and divestitures; (e) merger and integration related charges related to material acquisitions; and (f) other items impacting comparability.
“Adjusted Revenue” means revenue, adjusted to eliminate the impact of currency translation and material acquisitions and divestitures.
“Adjusted Revenue Growth” means revenue growth, adjusted to eliminate the impact of currency translation and material acquisitions and divestitures.
Relative TSR Percentile

TSR Measurement Period: The period commencing on [ ] and ending on the earlier of (i) [ ] and (ii) the date upon which a Change of Control occurs.

TSR Multiplier: The applicable multiplier percentage for purposes of determining the number of Earned PSUs based on the Company’s actual Relative TSR Percentile, as set forth on the table set forth above.

Relative TSR Percentile: The Relative TSR Percentile shall be the Company’s Total Shareholder Return (as calculated below) during the TSR Measurement Period, ranked as a percentile as compared to the Total Shareholder Return of the other companies within the Peer Group.

“Total Shareholder Return” means, with respect to any company, an amount (expressed as a percentage return) equal to:

(i) the sum of (x) the Ending Stock Price minus the Beginning Stock Price, plus (y) the amount of any dividends and distributions paid on a per share basis (calculated as if such dividends had been reinvested in the applicable company’s common stock on the applicable dividend date) cumulatively over the performance period, divided by

(ii) the Beginning Stock Price.

“Beginning Stock Price” means, with respect to any company, the average closing price per share of common stock for the twenty (20) trading days immediately prior to the first trading day of the TSR Measurement Period.

“Ending Stock Price” means, with respect to any company, the average closing price per share of common stock for the twenty (20) trading days immediately prior to the last day of the TSR Measurement Period.

“Peer Group” means the following companies:

[ ]

Any company in the Peer Group that ceases to be publicly held during the TSR Measurement Period (i) due to bankruptcy, liquidation or reorganization, shall remain in the Peer Group for purposes of calculation of the Relative TSR Percentile (with such company deemed to have a Total Shareholder Return of -100% and ranked at the bottom of the Peer Group) or (ii) due to a merger, sale, acquisition, business combination or other similar event, shall be excluded from the Peer Group for purposes of calculation of the Relative TSR Percentile.